POWER OF ATTORNEY FOR SECTION 16 FILINGS
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director, officer or beneficial owner (the Grantor) of Crane NXT, Co. (the Company), a Delaware corporation, does hereby make, constitute and appoint the General
Counsel, the Deputy General Counsel, the Associate General
Counsel(s), and the Assistant General Counsel(s) of the Company (collectively, the Agents), each acting alone, as the true and lawful attorney-in-fact and agent of the Grantor with full power and authority to do any and all acts necessary or desirable to comply with the reporting obligations of Section 16(a) of the Securities Exchange
Act of 1934, as amended, and the rules and regulations thereunder (collectively, the Exchange Act), and any amendments thereto, including but not limited to, the power to sign, file, and execute on behalf of the Grantor all forms, reports, and documents required to be filed with the Securities and Exchange Commission (the SEC) pursuant to Section 16(a) of the Exchange Act. This Power of Attorney is granted to the Agents for the purposes of complying with
Section 16(a) of the Exchange Act, and is limited to the extent necessary to comply with such requirements. The Agents are not authorized to take any action other than as specifically provided for in this Power of Attorney. The Grantor hereby ratifies and confirms all that the Agents lawfully do or cause to be done by virtue of this Power of Attorney.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5
(including any amendments) thereto with respect to the undersignedTMs holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact. This Power of Attorney s upersedes any prior power of attorney in connection with the undersignedTMs capacity as an officer and/or director of the Company. This Power of Attorney shall expire as to any individual attorney-in-fact if such attorney-in-fact ceases to be an attorney employed with the Company.
This Power of Attorney is binding upon the Grantor's heirs, executors, administrators, successors and assigns.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of July 20, 2023




/s/ David D. Petratis
David D. Petratis